UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2011

Penn Millers Holding Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34496	80-0482459
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

72 North Franklin Street, PO Box P Wilkes-Barre, Pennsylvania	18773
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 233-8347

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2011, the Board of Directors of Penn Millers Holding Corporation (the Company) accepted the resignation of Mr. James M. Revie from the Company’s Board of Directors, effective immediately. Mr. Revie was slated to retire at the Company’s Annual Meeting of Shareholders on May 11, 2011 when his current term expired. A copy of Mr. Revie’s resignation letter is attached as Exhibit 99.1 hereto.

Mr. Revie has been a Director of the Company and its subsidiaries since 1990, and was instrumental in moving the Company from a mutual insurance company to a publicly-traded holding company. His expertise supported the Company’s successful public stock offering in October 2009. The management and Board of the Company extend their gratitude to Mr. Revie for his outstanding service throughout his tenure.

With the resignation of Mr. Revie, the Company’s Board of Directors voted to reduce the number of Directors to ten, nine of which are considered independent according to NASDAQ listing standards and Pennsylvania Insurance Department regulations. On January 26, 2011, the Company’s Board of Directors appointed Ms. E. Lee Beard to the Company’s Board of Directors. Ms. Beard will stand for election as a Class III Director at the Company’s Annual Meeting of Shareholders on May 11, 2011.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Resignation Letter of Mr. James M. Revie, dated April 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 PENN MILLERS HOLDING CORPORATION

Date: April 7, 2011

By:    /s/ Douglas A. Gaudet
Douglas A. Gaudet
President and Chief Executive Officer